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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            Williams-Sonoma, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                     [LETTERHEAD FOR WILLIAMS-SONOMA, INC.]

                        -------------------------------
                               IMPORTANT REMINDER
                        -------------------------------

                                  May 12, 1999

Dear Shareholder:

     The Annual Meeting of Shareholders of Williams-Sonoma, Inc. is scheduled for May 26, 1999. This letter is to remind you that your vote is important no matter how many shares you own.

     As detailed in the Proxy Statement previously mailed to you, we are asking you to approve a proposed amendment to the Company's Articles of Incorporation that would enhance management's ability to respond to future opportunities to make acquisitions or sell selected assets. This proposed amendment -- Proposal 2 in the Proxy Statement -- would eliminate the requirement that certain mergers and asset sales by the Company's subsidiaries be approved by at least two-thirds of the Company's outstanding shares.

     YOUR BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 2 IS IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL. YOUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT YOU VOTE FOR THE OTHER PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE COMPANY'S OUTSTANDING SHARES IS REQUIRED TO APPROVE PROPOSAL 2. THEREFORE, REGARDLESS OF THE SIZE OF YOUR HOLDINGS, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.

     For your convenience, a proxy card is enclosed in the event that you have not voted, misplaced the previous proxy card or would like to change your vote. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy.

     If you need another copy of the Proxy Statement or have any questions, please contact the Company's proxy solicitor Skinner & Company at (800) 229-0970.

                                          Sincerely,

                                          /s/ W. Howard Lester
                                          ---------------------------
                                          W. Howard Lester
                                          Chairman of the Board of Directors and
                                            Chief Executive Officer